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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of the Report (Date of earliest event reported): 12/11/98



                  NATIONAL HOUSING TRUST LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)


                            Commission File Number
                                    0-17669
                                    -------


                I.R.S. Employer Identification No.  04-2981989
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                  2335 North Bank Drive, Columbus, OH  43220
      Registrant's Telephone Number, Including Area Code:  (614) 451-9929

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Item 4.   Changes in Registrant's Certifying Accountant.
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          The Registrant has elected, effective December 11, 1998 to replace
Ernst & Young LLP, as its independent auditors for the fiscal year ending December 31, 1998. The Registrant has selected Reznick Fedder & Silverman to be its new accountants, also effective December 11, 1998. The change in accountants has been approved by the Board of Trustees of the General Partner.

          The reason for the change in accountants is that the General Partner subjected the audit of financial statements to a bidding process involving a number of national and regional accounting firms and concluded Reznick Fedder & Silverman was the best overall value. The reports of Ernst & Young LLP on the Registrant's financial statements for the past two fiscal years did not contain an adverse or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Registrant's financial statements for each of the two fiscal years ended December 31, 1997 and 1996 and for the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

          The Registrant has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated December 15, 1998 is filed as an Exhibit to this Form 8-K.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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          (a)  Financial Statement
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                    Not Applicable

          (b)  Pro Forma Financial Information
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                    Not Applicable

          (c)  Exhibits
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                    Exhibit No. 16.1

                         Letter of Ernst & Young LLP, dated December 15, 1998
                    regarding change in accountants of the Registrant.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


                             National Housing Trust Limited Partnership
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                                        (Registrant)



Date   December 15, 1998                   By /s/ James A. Bowman
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                                           James A. Bowman, President
                                           NHT, Inc., General Partner

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